UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 22, 2006
(Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-20774	75-2142963
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

1231 Greenway Drive, Suite 600
Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Annual Bonus Compensation for Executive Officers for Fiscal 2007
     On August 22, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Ace Cash Express, Inc. (“ACE”) adopted and recommended, and the Board of Directors of ACE approved, the senior management bonus plan for ACE’s current fiscal year ending June 30, 2007 (the “Bonus Plan”). The Bonus Plan is an annual incentive program for all of ACE’s senior executive officers (i.e., its President, Executive Vice Presidents, and Senior Vice Presidents), including its four current executive officers (as defined under the Securities and Exchange Commission’s rules). The Bonus Plan affords each of the senior executive officers an opportunity to earn an annual incentive cash bonus based on ACE’s financial performance as a company and on his personal performance during fiscal 2007. The Compensation Committee administers the Bonus Plan; it has established the bonus opportunities and the performance goals, and will determine performance and award earned bonuses (if any), under the Bonus Plan. A summary of the key terms of the Bonus Plan for ACE’s four current executive officers is filed as Exhibit 10.1 to this Report.
Bonus Award for Executive Officers for Fiscal 2006
     On August 22, 2006, the Compensation Committee also approved the bonus award amounts of ACE’s current executive officers for ACE’s fiscal year ended June 30, 2006. The bonus awards are comprised of payments pursuant to ACE’s senior management bonus plan for fiscal 2006. The following table sets forth these bonus awards:

Bonus Award Amount
Jay B. Shipowitz President and Chief Executive Officer	$539,063

Barry M. Barron Executive Vice President and Chief Operations Officer	$259,608

William S. McCalmont Executive Vice President and Chief Financial Officer	$213,331

Walter E. Evans Senior Vice President and General Counsel	$161,235

Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.
10.1	Summary of Fiscal 2007 Senior Management Bonus Plan for Executive Officers.
[Signature Page Follows]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.
Dated: August 25, 2006	By:	/s/ WALTER E. EVANS
Walter E. Evans
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Summary of Fiscal 2007 Senior Management Bonus Plan for Executive Officers.